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                                                                    EXHIBIT 99.1

                                                 FOR IMMEDIATE RELEASE
                                                 Contact:  Mr. Greg H. Guettler
                                                           President
                                                           651-687-9999

                  HYPERTENSION DIAGNOSTICS' CLASS B WARRANTS TO
                           COMMENCE TRADING ON NASDAQ

ST. PAUL, MN, March 5, 2001 - Hypertension Diagnostics, Inc. (NASDAQ SmallCap:
HDII; HDIIW; HDIIU; HDIIZ) announced today that its Redeemable Class B Warrants (the "Class B Warrants") were approved by The Nasdaq SmallCap Market for listing. The Class B Warrants will begin trading on March 7, 2001 on The Nasdaq SmallCap Market under the symbol "HDIIZ."

         The Class B Warrants expire on January 23, 2006 and have an exercise price of $9.00 per share of Common Stock issuable upon exercise. The Class B Warrants are redeemable by the Company for $.01 per Class B Warrant at any time the closing bid price exceeds $13.50 (subject to adjustment) for 5 consecutive trading days, as reported by The Nasdaq SmallCap Market.

         On January 23, 2001 at 5:30 p.m. Washington D.C. time, the U.S. Securities and Exchange Commission declared effective the Company's Registration Statement on Form S-3 (File No. 333-53200) relating to an offering of up to 2,752,192 Class B Warrants enabling holders to purchase one share of the Company's $.01 par value Common Stock. As an incentive to exercise the Company's outstanding Redeemable Class A Warrants issued in connection with its initial public offering (the "Class A Warrants"), the Company is offering the Class B Warrants to those holders of the Class A Warrants who properly exercise a Class A Warrant in the offering period. The offering period begins January 23, 2001 and expires at 5:00 p.m. Central Time, March 26, 2001.

         In connection with the offering, the Company reduced the exercise price of the Class A Warrant from $5.50 to $5.15 per share of Common Stock issuable upon exercise of the Class A Warrant, effective January 23, 2001. The Class A Warrants are redeemable by the Company for $.01 per warrant, provided that the closing bid price of the Company's Common Stock exceeds $6.50 (subject to adjustment) for 14 consecutive trading days, as reported by The Nasdaq SmallCap Market.

                                    - more -


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Page 2, Hypertension Diagnostics, Inc.
March 5, 2001

         These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         For a copy of the prospectus please contact:

                  Hypertension Diagnostics, Inc.
                  2915 Waters Road, Suite 108
                  Eagan, Minnesota  55121-1562
                  (651) 687-9999
                  Attention: James S. Murphy

         Forward-looking statements in this press release are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any forward-looking statements and to recognize that the statements are not a prediction of actual future results. Actual results could differ materially from those presented and anticipated in the forward-looking statements due to the risks and uncertainties set forth in the Company's 2000 Annual Report on Form 10-KSB, as amended, under the caption "Risk Factors," as well as others not now anticipated.

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Hypertension Diagnostics, HDI/PulseWave and CVProfilor are trademarks of
Hypertension Diagnostics, Inc. All rights reserved.
Website: www.hdi-pulsewave.com